EXHIBIT 23.2

April 13, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Streamtrack, Inc.

Santa Barbara, California

To Whom It May Concern:

KLJ & Associates, LLP hereby consents to incorporation by reference in the Form S-8, Registration Report under the Securities Act of 1933, filed by Streamtrack, Inc. of our report dated December 15, 2014, relating to the financial statements of Streamtrack, Inc. as of and for the year ending August 31, 2014.

Sincerely,

/s/ KLJ & Associates, LLP

KLJ & Associate, LLP

1660 Highway 100 South

Suite 500

St Louis Park, MN 55416

630.277.2330